Aames 2000-2

Mortgage Pass-Through Certificates

Realized Loss Report for March 26, 2001 Distribution
Realized Loss Report - Collateral

COLLATERAL REALIZED LOSSES	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Current
Number of Loans Liquidated	-	-	-	-
Collateral Realized Loss/(Gain) Amount	-	-	-	-
Net Liquidation Proceeds	-	-	-	-

Cumulative
Number of Loans Liquidated	-	-	-	-
Collateral Realized Loss/(Gain) Amount	-	-	-	-
Net Liquidation Proceeds	-	-	-	-

Note: Collateral realized losses may include adjustments to loans liquidated in prior periods.

Loss Percentage	0.0000%	0.0000%	0.0000%	0.0000%
Annualized Loss Percentage	0.0000%	0.0000%	0.0000%	0.0000%

Collateral Loss Severity Approximation by Groups

Collateral Loss Severity Approximation

Page 22 of 26	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-2

Mortgage Pass-Through Certificates

Realized Loss Report for March 26, 2001 Distribution
Realized Loss Report - Collateral

DEFAULT SPEEDS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

MDR	0.00%	0.00%	0.00%	0.00%
3 Months Avg MDR	0.00%	0.00%	0.00%	0.00%
12 Months Avg MDR
Avg MDR Since Cut-off	0.00%	0.00%	0.00%	0.00%

CDR	0.00%	0.00%	0.00%	0.00%
3 Months Avg CDR	0.00%	0.00%	0.00%	0.00%
12 Months Avg CDR
Avg CDR Since Cut-off	0.00%	0.00%	0.00%	0.00%

SDA	0.00%	0.00%	0.00%	0.00%
3 Months Avg SDA Approximation	0.00%	0.00%	0.00%	0.00%
12 Months Avg SDA Approximation
Avg SDA Since Cut-off Approximation	0.00%	0.00%	0.00%	0.00%

Loss Severity Approximation for Current Period
3 Months Avg Loss Severity Approximation
12 Months Avg Loss Severity Approximation
Avg Loss Severity Approximation Since Cut-off

CDR by Groups

Total CDR

SDA by Groups

Total SDA

Page 23 of 26	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-2

Mortgage Pass-Through Certificates

Realized Loss Report for March 26, 2001 Distribution
Realized Loss Report - Collateral

CDR Avg since Cut-Off by Groups

Total CDR Avg since Cut-Off

SDA Avg since Cut-Off by Groups

Total SDA Avg since Cut-Off

COLLATERAL REALIZED LOSS CALCULATION METHODOLOGY
Monthly Default Rate (MDR): (Beg Principal Balance of Liquidated Loans)/(Total Beg Principal Balance)
Conditional Default Rate (CDR): 1-((1-MDR)/\12)
SDA Standard Default Assumption: CDR/IF(WAS<61,MIN(30,WAS)*0.02,MAX(0.03,MIN(30,WAS)*0.02-0.0095*(WAS-60)))
Average MDR over period between nth month and mth month (AvgMDRn,m): [(1-MDRn) * (1-MDRn+1) *......*(1-MDRm)]/\(1/months in period n,m)
Average CDR over period between the nth month and mth month (AvgCDRn,m): 1-((1-AvgMDRn,m)/\12)
Average SDA Approximation over period between the nth month and mth month:
AvgCDRn,m/IF(Avg WASn,m<61,MIN(30,Avg WASn,m)*0.02,MAX(0.03,MIN(30,Avg WASn,m)*0.02-0.0095*(Avg WASn,m-60)))
Average WASn,m: (WASn + WASn+1 +......+ WASm )/(number of months in the period n,m)
Loss Severity Approximation for current period: sum(Realized Loss Amount)/sum(Beg Principal Balance of Liquidated Loans)
Average Loss Severity Approximation over period between nth month and mth month: Avg(Loss Severityn,m)
Note: Default rates are calculated since deal issue date and include realized gains and additional realized losses and gains from prior periods.
Dates correspond to distribution dates.

Page 24 of 26	© COPYRIGHT 2001 Deutsche Bank